UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2025

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1781 Flight Way	Tustin	CA	92782
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number including area code: (888) 393-8248
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SBRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On June 30, 2025, Sabra Health Care REIT, Inc. (the “Company”) announced that its subsidiary, Sabra Health Care Limited Partnership (the “Limited Partnership”), will redeem all $500 million aggregate principal amount of its outstanding 5.125% Senior Notes due 2026 (the “Notes”) on July 31, 2025 (the “Redemption Date”).
On the Redemption Date, in accordance with the terms of the Notes, and the indenture and supplemental indentures governing the Notes (collectively, the “Indenture”), the Limited Partnership will redeem all outstanding Notes at a redemption price (the “Redemption Price”) equal to (i) 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to (but excluding) the Redemption Date, plus (ii) the Make-Whole Amount (as such term is defined in the Notes). Effective as of the Redemption Date, interest will cease to accrue on the Notes, all Notes will cease to be outstanding and the Holders of the Notes shall have no right in respect of such Notes except the right to receive the Redemption Price thereof.
The Limited Partnership intends to fund the redemption by issuing a $500 million term loan.
At the Limited Partnership’s request, a notice of redemption of all outstanding Notes has been sent by the indenture trustee for the Notes to all currently registered holders of the Notes. This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

Date: June 30, 2025	/S/ MICHAEL COSTA
	Name:	Michael Costa
	Title:	Chief Financial Officer, Secretary and Executive Vice President